UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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RCM TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Copies to:

Justin W. Chairman, Esq. Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, PA 19103-2921 (215) 963-5061	Keith E. Gottfried, Esq. Alston & Bird LLP 950 F. Street, N.W. Washington, DC 20004-1404 (202) 239-3679

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RCM Technologies, Inc., a Nevada corporation (“RCM” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its stockholders in connection with its 2013 Annual Meeting of Stockholders to be held on December 5, 2013 and at any and all adjournments or postponements thereof (the “2013 Annual Meeting”). In connection with its 2013 Annual Meeting, RCM has filed a definitive proxy statement and a WHITE proxy card with the SEC on October 30, 2013, and has commenced the mailing of a definitive proxy statement and WHITE proxy card to its stockholders.

Press Release Issued on November 25, 2013

Attached hereto is RCM’s press release, issued on November 25, 2013, in which RCM announced that it has mailed a letter to stockholders, in which RCM compared the qualifications of the nominee, Michael E.S. Frankel, recommended for election by the RCM Board of Directors (the “RCM Board”) with those of the nominee, Bradley S. Vizi, recommended by Legion Partners Asset Management, LLC and the other members of its dissident stockholder group (collectively, the “Legion Group”).

In its letter, RCM shows the stark comparison between the two decades of experience that Michael E.S. Frankel would bring to the RCM Board, including service as a public company board member, chairing a board’s nominating and governance committee, experience running an operating business with profit & loss responsibility, experience as an M&A advisor, experience serving as an executive for some of the country’s most prominent public and private companies and experience serving the best interests of public company stockholders, and Mr. Vizi’s lack of any similar experience in the seven years since he received his undergraduate degree, including never serving on a public company’s board of directors. Mr. Frankel’s impressive resume includes experience at some of the country’s most prestigious and well-known firms, including serving as an M&A attorney at Skadden, Arps, Slate, Meagher & Flom LLP, an M&A investment banker at Merrill, Lynch, Pierce, Fenner & Smith, Inc., a corporate development executive at G.E. Capital and the Senior Vice President for Business Development and M&A at Reed-Elsevier’s Lexis-Nexis Division.

As previously announced, the Legion Group is pursuing a proxy contest to elect its two hand-picked nominees, Mr. Vizi and Roger H. Ballou, to the RCM Board at the 2013 Annual Meeting. RCM has established October 18, 2013 as the record date for stockholders entitled to vote at the 2013 Annual Meeting. The RCM Board strongly urges stockholders to vote for its highly qualified and experienced nominees on the WHITE proxy card provided by RCM.

Additional Information and Where to Find It

RCM, its directors and certain of its executive officers and employees are deemed to be participants in the solicitation of proxies from RCM’s stockholders in connection with the 2013 Annual Meeting.  RCM filed a definitive proxy statement with the SEC on October 30, 2013 (the “RCM Proxy Statement”) in connection with the solicitation of proxies for the 2013 Annual Meeting.

STOCKHOLDERS ARE URGED TO READ THE RCM PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER

RELEVANT DOCUMENTS THAT RCM WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the RCM Proxy Statement filed with the SEC in connection with the 2013 Annual Meeting. To the extent holdings of RCM’s securities have changed since the amounts shown in the RCM Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Stockholders can obtain, free of charge, copies of the RCM Proxy Statement and any other documents filed by RCM with the SEC in connection with the 2013 Annual Meeting at the SEC’s website (www.sec.gov), at RCM’s website (www.rcmt.com) or by writing to Mr. Kevin Miller, Chief Financial Officer, RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken, NJ  08109. In addition, copies of the proxy materials may be requested from RCM’s proxy solicitor, MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016 or toll-free at (800) 322-2885.

RCM Technologies, Inc.	Tel: 856.356.4500	Corporate Contacts:
2500 McClellan Avenue	Fax: 856.356.4600	Leon Kopyt
Pennsauken, NJ 08109	info@rcmt.com	Chairman, President & CEO
	www.rcmt.com	Kevin D. Miller
Chief Financial Officer

P R E S S   R E L E A S E

RCM SHOWS STARK COMPARISON BETWEEN RCM’S HIGHLY-QUALIFIED AND VERY EXPERIENCED BOARD NOMINEE MICHAEL E.S. FRANKEL

AND THE LEGION GROUP’S LESS COMPELLING NOMINEE BRADLEY S. VIZI

Recommends Stockholders Vote White Proxy Card To

Support the RCM Board of Directors’ Highly Qualified and Very Experienced Nominees

Pennsauken, NJ — November 25, 2013 — RCM Technologies, Inc. (NasdaqGM: RCMT), a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology, engineering and specialty healthcare services, today announced that it has mailed a letter to stockholders comparing the qualifications of RCM’s Board nominee, Michael E.S. Frankel, with those of the Legion Group’s Board nominee, Bradley S. Vizi.

In its letter, RCM shows the stark comparison between the two decades of experience that Michael E.S. Frankel would bring to the RCM Board, including service as a public company board member, chairing a board’s nominating and governance committee, experience running an operating business with profit & loss responsibility, experience as an M&A advisor, experience serving as an executive for some of the country’s most prominent public and private companies and experience serving the best interests of public company stockholders, and Mr. Vizi’s lack of any similar experience in the seven years since he received his undergraduate degree, including never serving on a public company’s board of directors. Mr. Frankel’s impressive resume includes experience at some of the country’s most prestigious and well-known firms, including serving as an M&A attorney at Skadden, Arps, Slate, Meagher & Flom LLP, an M&A investment banker at Merrill, Lynch, Pierce, Fenner & Smith, Inc., a corporate development executive at G.E. Capital and the Senior Vice President for Business Development and M&A at Reed-Elsevier’s Lexis-Nexis Division.

As previously announced, the Legion Group is a dissident stockholder group that is pursuing a proxy contest to elect its two handpicked nominees to the RCM Board at the 2013 Annual Meeting to be held on Thursday, December 5, 2013, at 6:00 p.m., local time, at the offices of Morgan, Lewis & Bockius LLP in Philadelphia, Pennsylvania. RCM has established October 18, 2013 as the record date for stockholders entitled to vote at the 2013 Annual Meeting.

RCM’s Board of Directors unanimously recommends that stockholders vote to elect RCM’s highly-qualified and very experienced director nominees —Michael E.S. Frankel and Robert B. Kerr — by voting the WHITE proxy card by telephone, Internet or mail.

RCM strongly urges stockholders to vote only the WHITE proxy card and discard the gold proxy card they may receive from the dissident stockholder group led by Legion Partners Asset Management LLC.

RCM is being advised in connection with the proxy contest by Morgan, Lewis & Bockius LLP and Alston & Bird LLP.  MacKenzie Partners, Inc. is serving as RCM’s proxy solicitor.

The full text of RCM’s letter to stockholders is included below:

Dear Fellow RCM Stockholder:

We have previously mailed you management’s proxy materials for the 2013 Annual Meeting of Stockholders of RCM Technologies, Inc. to be held on December 5, 2013. Since this is an important meeting, we encourage you to read these materials carefully.  As you are aware, a dissident stockholder group led by Legion Partners Asset Management, LLC is waging a proxy contest against RCM in an effort to have two of its handpicked nominees, Bradley S. Vizi and Roger H. Ballou, elected to your Board.  As you decide how to vote at the upcoming 2013 Annual Meeting, we ask you to consider the following question:

HOW DO THE QUALIFICATIONS OF RCM’S NOMINEE

MICHAEL E.S. FRANKEL COMPARE WITH THE

LEGION GROUP’S NOMINEE BRADLEY S. VIZI?

Late last week, ISS Proxy Advisory Services, a leading independent proxy advisory firm, issued a recommendation to its clients that stockholders withhold their votes for Mr. Vizi’s election to your Board at the 2013 Annual Meeting.  In its report, ISS indicated that, between Michael E.S. Frankel, one of the two highly-qualified nominees recommended by your Board, and the Legion Group’s Mr. Vizi, ISS believes that Mr. Frankel is the more “compelling” nominee for election to your Board.  ISS’ view on Mr. Frankel was also shared by the two other leading independent proxy advisory firms, Glass Lewis & Co. and Egan-Jones Proxy Services, who both recommended that stockholders reject the Legion Group’s nominee Mr. Vizi and vote the WHITE proxy card to elect Mr. Frankel to your Board.

When comparing the qualifications of Mr. Vizi and Mr. Frankel, all three leading independent proxy advisory firms have indicated that Mr. Frankel is the preferred candidate for election to your Board. In its report recommending that stockholders vote the WHITE proxy card in favor of the election of Mr. Frankel, Egan-Jones took note of “Mr. Vizi’s apparent lack of public company board or public company management experience.” Egan-Jones further indicated that it believes that “voting FOR the management ballot and the Company’s nominees is in the best interest of the Company and its stockholders” and that the election of the RCM Board’s nominees will “enable the Company to continue to build on its strong record of increasing stockholder value.”

While all three of the leading proxy advisory firms have compared the backgrounds, qualifications and experiences of Mr. Frankel with those of Mr. Vizi and have determined that Mr. Frankel is the nominee who should be elected to your Board, you can see for yourself how these two nominees compare.  We believe the choice is obvious and that you should vote the WHITE proxy card to elect Michael E.S. Frankel to your Board.

	RCM’S BOARD NOMINEE	LEGION GROUP’S BOARD NOMINEE
	MICHAEL E.S. FRANKEL	BRADLEY S. VIZI
NUMBER OF PROXY ADVISORY FIRMS THAT HAVE INDICATED THAT, BETWEEN MR. FRANKEL AND MR. VIZI, NOMINEE IS THE PREFERRED CANDIDATE	ALL THREE LEADING PROXY ADVISORY FIRMS HAVE INDICATED THAT MICHAEL FRANKEL IS THE PREFERRED CANDIDATE AND ISS CALLS HIM “COMPELLING”	ABSOLUTELY NONE!
AGE	45	29
EDUCATIONAL BACKGROUND	FOUR DEGREES, INCLUDING THREE ADVANCED DEGREES Masters of Business Administration; Juris Doctorate (Law Degree); Masters of Arts, International Relations; Bachelor of Arts, Political Science	ONE DEGREE Bachelor of Science, Economics
YEARS OF WORK EXPERIENCE	TWO DECADES SINCE COLLEGE GRADUATION IN 1990	SEVEN YEARS SINCE COLLEGE GRADUATION IN 2006
EXPERIENCE SERVING ON A PUBLIC COMPANY BOARD	☒ YES	ABSOLUTELY NONE!
EXPERIENCE LEADING A PUBLIC COMPANY BOARD’S GOVERNANCE AND NOMINATING COMMITTEE	☒ YES	ABSOLUTELY NONE!
EXPERIENCE SERVING ON A PUBLIC COMPANY BOARD’S COMPENSATION COMMITTEE	☒ YES	ABSOLUTELY NONE!

	RCM’S BOARD NOMINEE	LEGION GROUP’S BOARD NOMINEE
	MICHAEL E.S. FRANKEL	BRADLEY S. VIZI
EXPERIENCE DIRECTLY DEVELOPING OR IMPLEMENTING STRATEGIES TO ENHANCE LONG-TERM STOCKHOLDER VALUE	☒ YES	ABSOLUTELY NONE!
EXPERIENCE COMPLYING WITH FIDUCIARY DUTIES TO PUBLIC COMPANY STOCKHOLDERS	☒ YES	ABSOLUTELY NONE!
EXPERIENCE AS A PUBLIC COMPANY BOARD MEMBER EVALUATING POTENTIAL VALUE-MAXIMIZING OPTIONS	☒ YES	ABSOLUTELY NONE!
EXPERIENCE OVERSEEING THE MANAGEMENT OF A PUBLIC COMPANY AND HOLDING MANAGEMENT ACCOUNTABLE	☒ YES	ABSOLUTELY NONE!
POTENTIAL CONFLICTS IF ELECTED TO THE RCM BOARD	NO CONFLICTS WHATSOEVER	POTENTIALLY SIGNIFICANT CONFLICTS
AGENDA IN SEEEKING ELECTION TO THE RCM BOARD	NO SELF-INTERESTED, UNDISCLOSED AGENDA	??????
ABILITY TO INVEST IN RCM SHARES — “SKIN IN THE GAME” — IF ELECTED TO YOUR BOARD	☒ YES	ABSOLUTELY NONE!
PREVIOUS RELATIONSHIP TO THE BODY RECOMMENDING NOMINEE	NO PREVIOUS RELATIONSHIP TO ANY RCM BOARD OR MANAGEMENT MEMBER; INTRODUCED TO RCM BY RCM’S SPECIAL PROXY CONTEST COUNSEL WHO HAD NO RELATIONSHIP TO RCM BEFORE ACTIVIST SITUATION BEGAN	COMPENSATED EMPLOYEE OF LEGION PARTNERS ASSET MANAGEMENT, LLC

	RCM’S BOARD NOMINEE	LEGION GROUP’S BOARD NOMINEE
	MICHAEL E.S. FRANKEL	BRADLEY S. VIZI
EXPERIENCE SERVING AS AN M&A LAWYER, INVESTMENT BANKER, CORPORATE / BUSINESS DEVELOPMENT EXECUTIVE AND CHIEF FINANCIAL OFFICER	☒ YES	ABSOLUTELY NONE!

EXPERIENCE WORKING AT SKADDEN, ARPS, SLATE MEAGHER & FLOM LLP (LAW FIRM), MERRILL LYNCH (INVESTMENT BANKING DIVISION), G.E. CAPITAL, VERISIGN, REED ELSEVIER (LEXIS-NEXIS GROUP), AND CHICAGO MERCANTILE EXCHANGE

	☒ YES	ABSOLUTELY NONE!
EXPERIENCE RUNNING OPERATING BUSINESSES WITH P&L RESPONSIBILITY	☒ YES	ABSOLUTELY NONE!
NUMBER OF BOOKS WRITTEN AND PUBLISHED ON MERGERS AND ACQUISITIONS	TWO EXCELLENT BOOKS ON M&A — YOU CAN PREVIEW HIS BOOKS ON M&A AT AMAZON.COM!!	ABSOLUTELY NONE!

YOUR VOTE IS IMPORTANT!

SUPPORT A BOARD THAT HAS A DEMONSTRATED RECORD OF

CREATING AND RETURNING VALUE TO STOCKHOLDERS BY ELECTING

YOUR BOARD’S HIGHLY-QUALIFIED AND EXPERIENCED NOMINEES

This proxy contest ultimately comes down to a simple choice — electing either:

•                  RCM’s highly-qualified and very experienced Board nominees who will allow RCM to continue to build on its strong record of increasing stockholder value by approximately 587% over the past five years (not including the $1.00 per share special cash dividend that was distributed to RCM stockholders in December 2012) and, since 2010, returning close to $20 million in value to our stockholders without compromising our strong balance sheet, financial flexibility and strategic growth trajectory;

OR

•                  The handpicked, problematic nominees of a dissident stockholder group led by Legion Partners Asset Management LLC, an activist investor, which has no significant direct economic interest in RCM.

PROTECT THE VALUE OF YOUR INVESTMENT BY SIGNING, DATING

AND RETURNING THE WHITE PROXY CARD TODAY

To vote your shares, please vote TODAY by telephone, Internet or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. You may also vote by phone or Internet by following the instructions on the enclosed proxy card. If you have any questions or need assistance in voting your WHITE proxy card, we encourage you to call our proxy solicitor, Mackenzie Partners, Inc., at (800) 322-2885 (Toll Free) or at (212) 929-5500.

Your Board strongly urges you NOT to sign or return any gold proxy card or voting instruction form that the Legion Group may send to you, even as a protest vote against the Legion Group or its nominees.  Even a “WITHHOLD” vote with respect to the Legion Group’s nominees on its gold proxy card will cancel any previously submitted WHITE proxy card. If you do sign a gold proxy card sent to you by the Legion Group, however, you have the right to change your vote by using the enclosed WHITE proxy card. Only the latest dated proxy card you vote will be counted.

We appreciate your continued support as we work to protect your investment and continue creating value for all RCM stockholders. We look forward to communicating further with you in the coming weeks.

Sincerely,

/S/ LEON KOPYT

Leon Kopyt
Chairman of the Board of Directors and
Chief Executive Officer

About RCM

RCM Technologies, Inc. is a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services. RCM is an innovative leader in the delivery of these solutions to commercial and government sectors. RCM is also a provider of specialty healthcare services to major health care institutions and educational facilities. RCM’s offices are located in major metropolitan centers throughout North America. Additional information can be found at www.rcmt.com.

Forward-Looking Statements

The Statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. These statements often include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” “plan,” “seek,” “could,” “can,” “should” or similar expressions. In addition, statements that are not historical should also be considered forward-looking statements. These statements are based on assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. Forward-looking statements include, but are not limited to, those relating to demand for the Company’s services, expected demand for our services and expectations regarding our revenues, the Company’s ability to continue to utilize goodwill, to continue to increase gross margins, to achieve and manage growth, to develop and market new applications and services, risks relating to the acquisition and integration of acquired businesses, the ability of the Company to consummate acquisitions as to which it executes non-binding letters of intent, demand for new services and applications, timing of demand for services, industry strength and competition and general economic factors. Such statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors, which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. Risk, uncertainties and other factors may emerge from time to time that could cause the Company’s actual results to differ from those indicated by the forward-looking statements. Investors are directed to consider such risks, uncertainties and other factors described in documents filed by the Company with the Securities and Exchange Commission. The Company assumes no obligation (and expressly disclaims any such obligation) to update any forward-looking statements contained in this release as a result of new information or future events or developments, except as may be required by law.

Additional Information and Where to Find It

RCM, its directors and certain of its executive officers and employees are deemed to be participants in the solicitation of proxies from RCM’s stockholders in connection with the 2013 Annual Meeting. RCM filed a definitive proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for the 2013 Annual Meeting on October 30, 2013 (the “2013 Proxy Statement”). STOCKHOLDERS ARE URGED TO READ THE 2013 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT RCM WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the 2013 Proxy Statement. To the extent holdings of RCM’s securities have changed since the amounts shown in the 2013 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Stockholders can obtain, free of charge, copies of the 2013 Proxy Statement and any other documents filed by RCM with the SEC in connection with the 2013 Annual Meeting at the SEC’s website (www.sec.gov), at RCM’s website (www.rcmt.com) or by writing to Mr. Kevin D. Miller, Chief Financial Officer, RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken, NJ 08109. In addition, copies of the proxy materials, when available, may be requested from RCM’s proxy solicitor, MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016 or toll-free at (800) 322-2885.